                                                                     Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of the 19/th/ day of October, 2001, is among (i) eDiets.com, Inc., a Delaware corporation, having its principal place of business at 3801 Hillsboro Boulevard, Deerfield Beach, Florida 33442 (the "Company"), and (ii) Tamara L. Totah ("Totah"), Andrew G. Smith ("Smith") and Carlos M. Lopez-Ona ("Lopez-Ona")(Totah, Smith and Lopez-Ona are collectively the "Principal Stockholders").

          WHEREAS, pursuant to Section 7.3 and 7.4 of the Agreement and Plan of Merger dated as of October 1, 2001 (the "Merger Agreement") among the Company, DietSmart Acquisition Corp., David R. Humble, DietSmart, Inc. ("DietSmart") and the Principal Stockholders, the Company has agreed to register the shares of the Company received by all of the stockholders of DietSmart in connection with the Merger, except for the shares received by the Principal Stockholders, and to grant them certain piggyback registration rights. All of the DietSmart stockholders except for the Principal Stockholders are referred to as the "DietSmart Stockholders". The DietSmart Stockholders and the Principal Stockholders, together with each person or entity that subsequently becomes a party to or entitled to the benefits of this Agreement pursuant to, and in accordance with, the provisions of Section 9 are individually sometimes
                                    ---------
referred to as "Holder" and collectively as "Holders".

          NOW, THEREFORE, pursuant to the terms of the Merger Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Mandatory Registration.  (a)  The Company will include all the
              ----------------------
Registrable Shares (as defined below) held by the DietSmart Stockholders in a registration statement (the "Mandatory Registration Statement") which the Company will prepare and file with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") on Form S-3, or if S-3 is not available, on another available form, on or before April 30, 2002, so as to permit the public trading of such Registrable Shares. The Mandatory Registration Statement shall permit the DietSmart Stockholders to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Act, any or all of the Registrable Shares held by them. The Company will use its best efforts to have the Mandatory Registration Statement declared effective by the SEC as soon as practicable after the filing of the Mandatory Registration Statement. The Company shall keep the Mandatory Registration Statement effective until the earlier of (i) the date when all the Registrable Shares registered thereunder shall have been sold, and (ii) the date when all the Registrable Shares registered thereunder may be sold to the public pursuant to Rule 144(k) promulgated under the Act (or by similar provision under the Act). The Company's obligations under this Section 1(a) shall end on any date as of which the Company is no longer required to file annual and quarterly reports under the Exchange Act.

          (b)  For purposes of this Agreement:

          "Common Stock" means the Company's common stock, par value $0.001 per share.

          "Registrable Shares" means (i) any shares of Common Stock now or hereafter held by the Holders, and (ii) any shares of Common Stock issued or issuable directly or indirectly with respect to any of the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a subdivision or combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Registrable Shares, such shares will cease to be Registrable Shares when they have been (A) effectively registered under the Act and disposed of in accordance with a registration statement covering them, or (B) sold to the public pursuant to Rule 144(k) promulgated under the Act (or by similar provision under the Act).

          2.   Piggyback Registration.  (a) If at any time after the first
               ----------------------
anniversary of the Effective Date (as defined in the Merger Agreement) the Company proposes to prepare and file a registration statement covering any of the Company's equity, equity-linked or debt securities (whether such registration statement relates to a primary or a secondary offering of the Company's equity, equity-linked or debt securities), other than pursuant to Form S-4 or Form S-8 or successor forms (a " Piggyback Registration Statement") it will, each such time, give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) business days prior to the filing of each such Registration Statement, to each Holder and shall offer such Holder the right to request inclusion of any of such Holder's Registrable Shares in the proposed Piggyback Registration Statement.

               (b)  Upon the written request of a Holder, made within twenty
(20) business days after receipt of the Notice, the Company shall include in the proposed Piggyback Registration Statement the Registrable Shares of such requesting Holder (a "Requesting Holder"), to the extent requested to be registered (it being understood and agreed that if a Requesting Holder shall decide not to include all its Registrable Shares in such Piggyback Registration, such Requesting Holder nevertheless shall continue to have the right to include any portion of or all its Registrable Shares in any subsequent Piggyback Registration Statement(s) as may be filed by the Company). The Company shall use its best efforts to cause such Piggyback Registration Statement to be declared effective under the Act by the SEC as soon as practicable after the filing of such Piggyback Registration Statement so as to permit the public sale by the Requesting Holders of their Registrable Shares, to the extent requested to be registered pursuant thereto, at the Company's sole cost and expense and at no cost or expense to the Requesting Holders; provided, however, that if in the
                                           --------  -------
written opinion of the Company's managing underwriter, if any, for the offering evidenced by such Piggyback Registration Statement, the inclusion of all or a portion of the Registrable Shares held by any Requesting Holder, when added to the securities being registered, will exceed the maximum amount of the Company's securities which can be marketed either (i) at a price reasonably related to their then-current market value or (ii) without otherwise materially adversely affecting the entire offering, then the Company may exclude from such offering all or a portion of such Registrable Securities, as provided in Section 2(c).
                                                                ------------

               (c) If securities are proposed to be offered for sale pursuant to such Piggyback Registration Statement by other security holders of the Company and the total number of securities to be offered by the Requesting Holders and such other selling security holders is required to be reduced pursuant to a request from the managing underwriter (which request shall be made only for the reasons and in the manner set forth in the proviso contained in Section 2(b) above), the
                                                 ------------
aggregate number of Registrable Shares held by any Requesting Holder to be offered by such Requesting Holder pursuant to such Piggyback Registration Statement shall equal the number which bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Requesting Holders) as the original number of Registrable Shares held by any Requesting Holder proposed to be sold by such Requesting Holder bears to the total original number of securities proposed to be offered by all the selling security holders (including the Requesting Holders).

          (d) Notwithstanding the provisions of this Section 2, the Company
                                                     ---------
shall have the right at any time after it shall have given Notice to the Holders pursuant to this Section 2 (irrespective of whether any written request for
                 ---------
inclusion of Piggyback Securities shall have already been made) to elect not to file any such proposed Piggyback Registration Statement or to withdraw the same after its filing but prior to the effective date thereof.

          3.  Additional Covenants and Obligations of the Company With Respect
              -----------------------------------------------------------------
to Registration.  In connection with the Company's obligations under Section 1
---------------                                                      ---------
and 2 hereof to file the Mandatory Registration Statement or a Piggyback
    -
Registration Statement (each, a "Registration Statement") with the SEC and to use its best efforts to cause such Registration Statement to become effective as soon as practicable, the Company shall, as expeditiously as possible:

          (a) prepare and file with the SEC such Registration Statement on the appropriate form, and thereafter use its best efforts to cause such Registration Statement to become and remain effective in accordance with Section 3(b) and in
                                                            ------------
accordance with all applicable securities laws;

          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and prospectus(es) used in connection therewith as may be necessary to keep such Registration Statement effective (i) in the case of the Mandatory Registration Statement, for the period stated in Section 1(a),
                                                                  ------------
and (ii) in the case of any Piggyback Registration Statement, for a period of either (A) not less than 270 days (subject to extension pursuant to Section 5)
                                                                    ---------
or, if such registration statement relates to an underwritten public offering under the Act, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Shares by an underwriter or dealer, or (B) such shorter period as will terminate when all of the securities covered by such Piggyback Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Piggyback Registration Statement (but in any event not before the expiration of any longer period required under the Act), and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Piggyback Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Piggyback Registration Statement;

          (c) furnish each Holder of Registrable Shares included in a Registration Statement (each, a "Participating Holder") with such number of copies of such Registration Statement, each amendment and supplement thereto, related preliminary prospectus and other prospectus meeting the requirements of the Act, and such other documents relating to the registration and public offering of such shares, as shall be reasonably requested by the Participating Holder to permit the Participating Holder to make a public distribution or otherwise dispose of such Registrable Shares;

          (d) advise each Participating Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order shall be issued;

          (e) pay all costs, fees, and expenses in connection with all Registration Statements filed pursuant to Sections 1 and 2 above, including,
                                          ----------     -
without limitation, all the Company's registration and qualification and filing fees, legal and accounting fees and expenses, printing fees and expenses, and blue sky fees and expenses;

          (f) use its best efforts to register or qualify any Registrable Shares included in a Registration Statement for sale under the applicable securities laws in such jurisdictions as the Participating Holders shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable the Participating Holders to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to general service of process or to taxation or qualification as a foreign corporation doing business in such jurisdiction;

          (g) at any time when a prospectus relating to the Registration Statement is required to be delivered under the Act, as promptly as practicable after becoming aware of such event, and in no event later than two (2) business days after becoming aware of such event, notify each Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and thereafter the Company will promptly (and in any event within 10 days) prepare (and, when completed give notice to each Participating Holder) a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state a fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made provided, however, that each Participating Holder, upon receipt of notice
     --------  -------
from the Company that an event of the kind described in this Sections 3(h) has
                                                             -------------
occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of the Shares until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide immediately after such notice;

          (h) at any time when a prospectus relating to the Registration Statement is required to be delivered under the Act, as promptly as practicable after becoming aware of such event, and in no event later than two (2) business days after becoming aware of such event, notify each Holder and each underwriter and (if requested by any such Participating Holder) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, and (ii) of the issuance by the SEC or any state securities or other regulatory authority of any order suspending the registration, qualification or exemption from registration or qualification of any of the Registrable Shares under the Act or applicable securities laws or the initiation of any proceedings for that purpose; provided,
                                                                       --------
however, that each Participating Holder, upon receipt of notice from the Company
-------
that an event of the kind described in this Sections 3(h) has occurred which
                                            -------------
requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of the Shares until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide immediately after such notice;

          (i) if any proposed registration effected pursuant to this Agreement involves an underwritten public offering under the Act, use its best efforts to cause all Registrable Shares to be listed for trading on each securities exchange on which similar securities issued by the Company are then listed;

          (j) before filing a registration statement or amendment thereto, furnish to each Participating Holder and its counsel and other representatives and the underwriters, if any, copies of each such registration statement or amendment proposed to be filed, which documents shall be made available on a timely basis for review and comment by the Participating Holders, the underwriters (if any) and their respective representatives;

          (k) if requested by the managing underwriter or any Participating Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any Participating Holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such Participating Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten public offering of the Registrable Securities to be sold in such public offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

          (l) cooperate with the Participating Holders and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any Registration Statement (if any), and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

          (m) make available for inspection by any Participating Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Participating Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Participating Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

          (n) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

          (o) provide a CUSIP number for the Registrable Shares included in any Registration Statement not later than the effective date of such registration statement;

          (p) cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");
                                          ----

          (q) during the period when the prospectus is required to be delivered under the Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

          (r) notify each Participating Holder promptly of any request by the SEC for the amending or supplementing of such Registration Statement or prospectus or for additional information;

          (s) prepare and file with the SEC promptly any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Shares; and

          (t) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          If the Company has delivered preliminary or final prospectuses to any Participating Holder and after having done so the prospectus is amended to comply with the requirements of the Act, the Company shall promptly notify such Participating Holder and, if requested by the Company in writing, the Participating Holder shall immediately cease making offers of Registrable Shares and return all such prospectuses to the Company. The Company shall promptly provide the Participating Holder with revised prospectuses and, following receipt of the revised prospectuses, the Participating Holder shall be free to resume making offers of the Registrable Shares.

          4.   Indemnification and Contribution.
               --------------------------------

          (a) In connection with any Registration Statement covering Registrable Shares, the Company shall indemnify, defend and hold harmless each Participating Holder, each underwriter of such shares, if any, each broker or any other person acting on behalf of the Participating Holders, the affiliates of each such Holder, the directors, partners, officers, employees, managers and agents of any of the foregoing and each person who controls any of the foregoing provisions within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any preliminary prospectus or final prospectus, or in any amendment thereof or supplement thereto or any document incident to registration or qualification of any Registrable Shares pursuant to Section 3(f), or arise out of, are related
                                   ------------
to, result from or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall reimburse each such indemnified party, as incurred, for any legal or other costs and expenses reasonably incurred by them in connection with investigating, preparing for, defending or settling any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to
        --------  -------
the extent that any such loss, claim, damage, expenses or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Participating Holder specifically stating that it is for inclusion therein. This indemnity agreement will be in addition to any liability which may otherwise have.

          (b) Each Participating Holder shall severally and not jointly indemnify, defend and hold harmless (i) the Company, (ii) each of its directors,
(iii) each of its officers who signs such Registration Statement and (iv) each person who controls the Company within the meaning of either the Act or the Securities Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof or supplement thereto, or in any preliminary prospectus or final prospectus, or in any amendment thereof or supplement thereto or any document incident to registration or qualification of any Registrable Shares pursuant to
Section 3(f), or arise out of, are related to, result from or are based upon the
------------
omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Participating Holder specifically stating that it is for inclusion in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have. Anything in this Agreement contained to the contrary notwithstanding, the liability of each Holder for indemnification or contribution hereunder shall be limited to the amount of net proceeds actually received by such Holder from the sale of Registrable Shares in the offering giving rise to such liability.

          (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action involving a claim referred to in
Section 4(a) or 4(b), such indemnified party will, if a claim in respect thereof
------------    ----
is to be made against the indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof; but the failure so to promptly notify the indemnifying party will not relieve the indemnifying party from liability under Section 4(a) or 4(b) hereof unless and to the extent that it is materially prejudiced thereby in its ability to defend such action. In case any such action is brought against an indemnified party, the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from, in conflict with or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, (v) such action, claim or litigation involves or could reasonably be expected to have an effect upon matters beyond the scope of the indemnity agreement provided in this
Section 4, or (vi) if the indemnifying party fails to take diligent action to
---------
defend such claim within 20 days following notice thereof from the indemnified party. An indemnifying party that is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party and any other such indemnified party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees costs and expenses of such additional counsel or counsels. An indemnified party shall not settle or compromise any action for which it seeks indemnification or contribution hereunder without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and such settlement, compromise or consent does not contain any admission of fault by the indemnified party.

          (d) In order to provide for just and equitable contribution to joint liability under the Act in any case in which an indemnified party makes a claim for indemnification pursuant to this Section 4, but it is judicially determined
                                     ---------
(by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced notwithstanding the fact that this
Section 4 provides for indemnification in such case, then the Company and the
---------
Participating Holder, shall contribute to the aggregate losses, claims, damages, expenses or liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "losses") to which they may be subject in such proportion as is appropriate to reflect, as between the indemnifying party, on the one hand, and the indemnified party, on the other hand, the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages, expenses or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro rata allocation or by any other
                                         --- ----
method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) the Participating Holder will not be required to contribute any amount in excess of the proceeds to it of all Registrable Shares sold by it pursuant to such Registration Statement, (ii) no underwriter shall be required to contribute any amount in excess of the proceeds to it from the offering pursuant to such Registration Statement, and (iii) no person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Act, shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 4, the indemnifying parties
                                        ---------
shall indemnify each indemnified party to the full extent provided in Section
                                                                      -------
4(a) and Section 4(b) without regard to the relative fault of said indemnifying
----     ------------
party or indemnified party or any other equitable consideration provided for in this Section 4(d).
     ------------

          (e) Notwithstanding any of the foregoing, if in connection with an underwritten public offering under the Act of any Registrable Shares, the Company, the Participating Holder and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties, the indemnification provided thereunder shall be in addition to (and not in lieu of) the indemnification provided to the Holders hereunder.

          (f)  The indemnification and contribution required by this Section 4
                                                                     ---------
shall be made by periodic payment of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that if a court of competent
                                 --------  -------
jurisdiction finally determines that any indemnified party which has received payments hereunder does not have an indemnification right under this Section 4
                                                                     ---------
for any reason, then such indemnified party shall within five days of such final determination, refund all amounts received hereunder to the person(s) who had provided indemnification hereunder to such indemnified party.

          (g)  The provisions of this Section 4 shall remain in full force and
                                      ---------
effect regardless of any investigation made by or on behalf of any indemnified party pursuant to the provisions of this Section 4, and shall survive the sale
                                         ---------
by a Holder of shares pursuant to the Registration Statement.

          5.   Suspension of Dispositions. Each Participating Holder agrees that
               --------------------------
upon receipt of any notice (a "Suspension Notice") from the Company of the
                               -----------------
happening of any event of the kind described in Section 3(g), such Participating
                                                ------------
Holder will forthwith discontinue disposition of Registrable Shares until such Participating Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by counsel to the
                                                    ------
Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Participating Holder will deliver to the Company all copies, other than permanent file copies then in such Participating Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such Suspension Notice, the time period regarding the effectiveness of registration statements set forth in Section 3(b) shall be
                                                      ------------
extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

          6.   Cooperation upon a Registration. Each Participating Holder agrees
               -------------------------------
to cooperate reasonably with the Company and the underwriters of any underwritten public offering in the preparation of all documentation necessary or desirable to effectuate any registration of any Registrable Shares under the Act pursuant to this Agreement, or any registration or qualification of any Registrable Securities pursuant to Section 3(f). In addition, the Company agrees
                                   ------------
to cooperate fully with the Participating Holders in connection with any such registration or qualification. The Holder or Holders of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder or holders of Registrable Shares, the Registrable Shares held by them and the distribution proposed by such Holder or Holders of Registrable Shares as the Company may reasonably request in writing and as shall be required in connection with any registration (including any amendment to a Registration Statement or prospectus), qualification or compliance.

          7.   Rule 144. With a view to making available to each holder of
               --------
Registrable Shares the benefits of certain rules and regulations of the SEC which may permit the sale of the

Registrable Securities to the public without registration, the Company agrees that so long as a holder owns any Registrable Securities, the Company shall, at any time after any of the Company's shares of capital stock are registered under the Act or the Exchange Act: (i) make and keep available public information, as those terms are contemplated by Rule 144 under the Act (or any successor or similar rule then in force); (ii) timely file with the SEC all reports and other documents required to be filed under the Securities Act and the Exchange Act; and (iii) furnish to each holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as such holder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing such holder to sell any Registrable Shares without registration.

          8.   Amendments; Termination.
               -----------------------

          (a) This Agreement may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions of this Agreement may not be given, except with the written consent of each Principal Stockholder and the Company.

          (b) This Agreement shall terminate on the earlier of (i) the date when all the Registrable Shares shall have been registered pursuant to Sections 1(a) or 2(a) and sold, and (ii) the fifth (5th) anniversary of the date of this Agreement.

          9.   Successors and Assigns. This Agreement shall inure to the benefit
               ----------------------
of, and be binding upon, the Company, the Holders (including without limitation the DietSmart Stockholders not parties hereto, who shall be deemed third party beneficiaries of this Agreement), and the other persons and entities described in Section 4 hereof and their respective successors, assigns and transferees, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Shares. The Company may not assign this Agreement.

          10.  Headings. The headings which are contained in this Agreement are
               --------
for the sole purpose of convenience of reference, and shall not limit or otherwise affect the interpretation of any of the provisions hereof.

          11.  Governing Law. This Agreement shall be governed by the laws of
               -------------
the State of Florida without regard to the principles of conflicts of law thereof.

          12.  Dispute Resolution.
               ------------------

          (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no party may take any action not contemplated herein to force a resolution of the Dispute by any judicial, arbitral or similar process, except to the limited extent necessary to (i) avoid expiration of a claim that might eventually be permitted hereby or (ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

          (b) All communications between the parties or their representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production, and shall not be admissible in evidence (whether as an admission or otherwise), in any arbitral or other proceeding for the resolution of the Dispute.

          (c) In connection with any Dispute, the parties expressly waive and forego any right to punitive, exemplary, statutorily-enhanced or similar damages in excess of compensatory damages.

          (d) As a condition precedent to the institution of arbitration, written notice, served in accordance with Section 13, shall be served by the party ("Disputing Party") seeking to enforce the terms of this Agreement or the transaction contemplated herein. The notice shall be in the form of a written statement of the dispute, the resolution sought and the basis upon which such resolution is predicated. Within thirty (30) days after the notice is complete and if the dispute has not been resolved by the parties or any representative appointed by a party, any party has the right to submit the dispute to binding arbitration.

          (e) Either party may submit the Dispute for resolution by arbitration pursuant to the Rules of the American Arbitration Association ("AAA") for commercial disputes as in effect at the time of the arbitration, except as modified herein. The parties consent to a single, consolidated arbitration for all Disputes for which arbitration is permitted.

          (f) The arbitral tribunal shall be composed of one arbitrator selected by agreement of the parties or, in the absence of such agreement within 60 days after either party first proposes an arbitrator, by the AAA. Each party shall be permitted to present its case, witnesses and evidence, if any, in the presence of the other party. The parties shall have the right to conduct discovery in accordance with the discovery rules of the state in which the arbitration is conducted. A written transcript of the proceedings shall be made and furnished to the parties. The arbitrator shall determine the Dispute in accordance with the law of the State of Florida, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable, and shall apply this Agreement according to its terms, provided that the provisions relating to arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. (S)(S)1 et seq. The Arbitrator shall enter an award which includes detailed findings of fact and conclusions of law.

          (g) The parties agree to be bound by any award or order resulting from any arbitration conducted hereunder and further agree that:

                    (i) any monetary award shall include pre-award interest, to the extent appropriate, and shall be made and payable in U.S. dollars through a bank selected by the recipient of such award, free of any withholding tax or other deduction, together with interest thereon at the prime rate in effect at such bank on the date of the award, from the date the award is granted to the date it is paid in full;

                    (ii) in the context of an attempt by either party to enforce an arbitral award or order, any defenses relating to the parties' capacity or the validity of this Agreement or any related agreement under any law are hereby waived; and

                    (iii) judgment on any award or order resulting from an arbitration conducted under this Section may be entered and enforced in any court having jurisdiction thereof or having jurisdiction over any of the parties or any of their assets.

                    (iv) The parties shall have the right to appeal the Arbitrator's final decision and award to any court having jurisdiction over the matter, and such appeal rights shall include reversal for an application of law which is erroneous or a finding of fact which is clearly erroneous.

          (h) Except as expressly permitted by this Agreement, no party will commence or voluntarily participate in any court action or proceeding concerning a Dispute, except (i) for enforcement as contemplated by paragraph (g)(iii) above, (ii) to restrict or vacate an arbitral decision based on the grounds specified under applicable law and not waived in paragraph (g)(ii) above, or
(iii) for interim relief as provided in paragraph (i) below. For purposes of the foregoing or enforcement of any undisputed obligation, the parties hereto submit to the non-exclusive jurisdiction of the courts of Florida and New York.

          (i) In addition to the authority otherwise conferred on the arbitral tribunal, the tribunal shall have the authority to make such orders for interim relief, including injunctive relief, as it may deem just and equitable. If the tribunal shall not have been appointed, either party may seek interim relief from a court having jurisdiction if the award to which the applicant may be entitled may be rendered ineffectual without such interim relief. Upon appointment of the tribunal following any grant of interim relief by a court, the tribunal may affirm or disaffirm such relief, and the parties will seek modification or rescission of the court action as necessary to accord with the tribunal's decision.

          (j) The prevailing party in any arbitration conducted under this Section shall be entitled to recover (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration or litigation.

          13.  Notices. All notices and other communications hereunder shall be
               -------
in writing and shall be made by hand delivery, registered or certified mail (postage paid, return receipt requested), telecopier or any courier providing overnight delivery, (i) if to the Company at the address set forth in the Merger Agreement and (ii) if to a Holder to the address set forth on the books and records of the Company. All such notices and other communications shall be deemed to have been duly given upon receipt (or refusal of receipt).

          14.  Entire Agreement. Except as otherwise expressly set forth herein,
               ----------------
this Agreement sets forth the entire agreement of the parties hereof with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          15.  Severability. In the event that anyone or more of the provisions
               ------------
of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired or affected thereby.

          16.  Further Assurances. The Company will from time to time after the
               ------------------
date hereof take any and all actions, and execute, acknowledge and deliver any and all documents and instruments, at its cost and expense, as any Holder may from time to time reasonably request in order to more fully perfect or protect the rights intended to be granted to it hereunder.

          17.  Interpretation. As used in this Agreement, unless the context
               --------------
otherwise requires: words describing the singular number shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting natural persons shall include corporations, partnerships and other entities, and vice versa; and the words "hereof, "herein" and "hereunder", and words of similar import, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement.

          18.  Waiver. The failure of the Company or any Holder to at any time
               ------
enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Agreement. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Holders or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holders or any of them to take any other or further action in any circumstances without notice or demand.

          19.  Specific Performance. The parties hereto acknowledge and agree
               --------------------
that if this Agreement is breached, the parties hereto hereby agree that remedies at law might be inadequate and that, therefore, such rights and obligations, and this Agreement, shall be enforceable by specific performance. The remedy of specific performance shall not be an exclusive remedy, but shall be cumulative of all other rights and remedies of the parties hereto at law, in equity or under this Agreement.

          20.  Counterparts. This Agreement may be executed (including by
               ------------
facsimile transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

          21.  Nouns and Pronouns. Whenever the context may require, any
               ------------------
pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

          22.  Recapitalization. This Agreement shall apply to (a) the Common
               ----------------
Stock held by the Holders, as well as any Common Stock hereafter acquired by the Holders (including any Common Stock issued upon the exercise, conversion or exchange of any convertible securities), and (b) any and all shares of capital stock of the Company which may be issued in respect of, in exchange for or in substitution of Common Stock, by reason of any stock dividend, split, reverse split, combination, reclassification, merger, recapitalization, share exchange or other transaction.

          23.  Attorneys' Fees. If any party initiates any legal action arising
               ---------------
out of or in connection with this Agreement, the prevailing party in such legal action shall be entitled to recover from the other party all reasonable attorneys' fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the date above written:

                                        EDIETS.COM, INC.


                                        By    /s/ David R. Humble
                                          --------------------------------------
                                          Name:  David R. Humble
                                          Title: Chairman and Chief
                                                 Executive Officer



                                          /s/ Tamara L . Totah
                                      ------------------------------------------
                                              Tamara L. Totah

                                          /s/ Carlos M Lopez-Ona
                                      ------------------------------------------
                                              Carlos M. Lopez-Ona

                                          /s/ Andrew G. Smith
                                      ------------------------------------------
                                              Andrew G. Smith